EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Pipex Pharmaceuticals, Inc. and Subsidiaries of our report dated February 23, 2007 on the consolidated financial statements of Pipex Pharmaceuticals, Inc. and Subsidiaries for the years ended December 31, 2006 and 2005 and for the period from January 8, 2001 (inception) to December 31, 2006, included in Form 10-KSB filed on April 2 , 2007.

/s/ Berman & Company, P.A. BERMAN & COMPANY, P.A. Certified Public Accountants Boca Raton, Florida
January 16, 2008